Exhibit 10.5

2. AMENDMENT

This second amendment (“2. Amendment”) dated as of September 28, 2012 (“Effective Date”) between Net Element, Inc (“Tenant”) and 1450 South Miami, LLC (“Landlord”) amends that certain Lease Agreement for 1450 South Miami Avenue (the “Lease”) dated October 8, 2010 between Landlord and Tenant and the subsequent Amendment dated November 16, 2011. All capitalized terms not otherwise defined herein shall have the meaning so proscribed in the Lease Agreement.

WHEREAS, the parties mutually agree to modify certain terms and conditions in the Amendment.

WHEREAS, each Party acknowledges that as of the Effective Date, to such Party’s knowledge, the other Party is not in material breach or Default pursuant to the terms of the Lease Agreement and the Amendment.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Renewal Option. Tenant shall have one (1) option to renew the Lease, such option shall be for an additional twelve (12) month period, provided that Tenant has not been in default under this Lease at any time (“Renewal Option”). Tenant shall deliver written notice to Landlord of its desire to exercise this option no later than two (2) months prior to the expiration of the Lease Extension, or by October 31, 2012. Otherwise, the Renewal Option will automatically be terminated. The Base Rent for the Renewal Option shall be calculated as follows:

		PER SQFT	ANNUALLY	MONTHLY
Base Rent		$29.00	188,500.00	15,708.33

Sales Tax	7.00%	$2.03	13,195.00	1,099.58

TOTAL PAYMENT		$31.03	201,695.00	16,807.92

Holding over by Tenant shall not be deemed an exercise of the Renewal Option.

IN WITNESS WHEREOF, the parties hereto have caused this 2. Amendment to be duly executed by their respective authorized signatories as of the Effective Date

TENANT

NET ELEMENT, INC.,
a Delaware corporation

By:	/s/ Zoi
Name: Mike Zoi, Chief Executive Officer

LANDLORD

1450 SOUTH MIAMI, LLC,
a Florida limited liability company

By:	/s/ Nickel Goeseke
Name: Mickel Goeseke, Managing Member

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